UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2016

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404

Registrant’s telephone number, including area code: (877) 848-3866

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 7, 2016, at 10:00 am Pacific time, Lions Gate Entertainment Corp. (the “Company”) held a special meeting (the “Special Meeting”) to consider and vote upon the following proposals. For more information about the proposals considered and voted upon at the Special Meeting, please see the joint proxy statement/prospectus filed by the Company on Form S-4 with the Securities and Exchange Commission on November 4, 2016.

The number of votes cast for or against or abstaining from the matters voted upon is also set forth below. The number of broker non-votes or other shares not voted with respect to the election of each director and the other proposals, as applicable, is also set forth below. The voting results disclosed below are final and have been certified by IVS Associates, Inc., the independent Inspector of Elections (other than the percentage of shares voted for of shares outstanding).

Proposal 1(a):

Proposal to adopt alterations to the current Notice of Articles of Lions Gate to create and authorize a new class of voting shares entitled “Class A voting shares” (the “Lions Gate voting shares”) and a new class of non-voting shares entitled “Class B non-voting shares” (the “Lions Gate non-voting shares”) and to remove the Company's currently authorized series of preferred shares (the “preferred shares”):

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Votes Cast*
125,173,975	2,286,452	289,423	0	98.21%

Proposal 1(b):

Proposal to approve the adoption of amendments to the current Articles of Lions Gate with respect to the special rights and restrictions of the authorized shares, including Lions Gates existing common shares (the “Common Shares”), the Lions Gate voting shares, the Lions Gate non-voting shares and the preferred shares:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Votes Cast*
125,463,329	1,992,714	293,809	0	98.44%

Proposal 1(c):

Proposal to approve the conversion of each Common Share into 0.5 Lions Gate voting shares and 0.5 Lions Gate non-voting shares and the adoption of further alterations to the Notice of Articles of Lions Gate to remove the Common Shares from the Notice of Articles:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Votes Cast*
125,454,907	2,003,099	291,842	0	98.43%

Proposal 1(d):

Proposal to approve the adoption of further amendments to the Articles of Lions Gate with respect to changes to remove references to the Lions Gate Common Shares therein:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Votes Cast*
125,506,955	1,937,178	305,715	0	98.48%

Proposal 2:

Proposal to approve the issuance of Lions Gate non-voting shares and Lions Gate voting shares to holders of Starz Series A common stock and Starz Series B common stock in connection with the Agreement and Plan of Merger, dated as of June 30, 2016 (as amended, the “merger agreement”), by and among Lions Gate, Starz and Orion Arm Acquisition Inc. (“Merger Sub”):

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Votes Cast*
125,548,086	1,909,862	291.900	0	98.50%

Proposal 3:

Proposal to approve the issuance of Lions Gate Common Shares to John C. Malone, Robert R. Bennett and certain of their respective affiliates (the “M-B stockholders”), in connection with the Stock Exchange Agreement, dated as of June 30, 2016, by and among Lions Gate, Merger Sub and the M-B stockholders:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Votes Cast*
125,446,751	261,655	2,041,442	0	99.79%

Proposal 4:

Proposal to approve all issuances of Lions Gate securities by Lions Gate, during the five-year period following the receipt of shareholder approval, to Liberty Global plc, Discovery Communications, Inc. and MHR Fund Management, LLC in connection with the exercise of their preemptive rights under the Investor Rights Agreement, dated as of November 10, 2015 and amended as of June 30, 2016, by and among Lions Gate and certain of its stockholders, including Liberty Global plc, Discovery Communications, Inc., MHR Fund Management, LLC and certain of their respective affiliates:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Votes Cast*
125,497,050	274,588	1,978,212	0	99.78%

* Does not include abstentions and broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2016	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

	By:	/s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer